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                                                                     EXHIBIT 4.5


                      CONTRACTUAL  STOCK OPTION AGREEMENT
                                      OF
                              IWC SERVICES, INC.



     THIS OPTION AGREEMENT ("Option Agreement"), is executed and effective this 7th day of May, 1997, in Houston, Texas between IWC SERVICES, INC., a Texas corporation (hereinafter called the "Company"), and _____________________ (hereinafter called "Optionee"):

                                   RECITALS

     The Optionee has rendered substantial services to the Company under the terms of an agreement which provides, in part, that the Optionee will be entitled to receive a 2-year option to purchase __________ (_________) shares of the Company's $0.01 par value Common Stock at a price of $1.00 per share (the "Option");

     The Board of Directors (the "Board") has determined that all conditions precedent to the issuance of the Option have been satisfied;

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1. GRANT OF THE OPTION. The Company hereby grants to Optionee the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of ___________ (________) shares (the "Stock") of the presently authorized but unissued common stock, par value $.01 per share, of the Company (the "Common Stock"). The purchase price of the Stock subject to this Option shall be $1.00 per share.

     2.  EXERCISE OF OPTION.

     (a) Subject to Section 2(b) hereof, this Option may be exercised in whole or in part, at any time or from time to time during the period commencing on the Date of Grant and ending two years from the Date of Grant. The Option is not transferable or assignable by the Optionee other than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order. During the Optionee's lifetime, this Option shall be exercisable only by the Optionee.

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     (b) This Option may be exercised, in whole or in part, at any time after the Date of Grant and prior to the second anniversary of the Date of Grant. Notwithstanding the generality of the foregoing, this Option may not be exercised prior to the registration of the Stock with the Securities and Exchange Commission and any applicable state agencies. However, this condition may be waived by the Board if it determines that such registration is not necessary in order to legally issue shares of Stock to Optionee.

     (c) This Option may be exercised by written notice of intent to exercise the Option delivered to the Company at its principal office no fewer than five days in advance of the effective date of the proposed exercise. Such notice shall be accompanied by this Agreement, shall specify the number of shares of Common Stock with respect to which the Option is being exercised and shall specify the proposed effective date of such exercise. Such notice shall also be accompanied by payment in full to the Company at its principal office of the option price for the number of shares of the Common Stock with respect to which the Option is then being exercised. The payment of the option price shall be made in cash or by certified check, bank draft, or postal or express money order payable to the order of the Company or, with the consent of the Board, in whole or in part in Common Stock which is owned by the Optionee and valued at its Fair Market Value on the effective date of exercise. Any payment in shares of Common Stock shall be effected by delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents or evidence as the Secretary of the Company shall require from time to time.

     (d) Upon the Company's determination that the Option has been validly exercised as to any of the Stock, the Secretary of the Company shall cause the Company's transfer agent to issue a certificate or certificates in the Optionee's name for the number of shares set forth in his written notice. However, the Company shall not be liable to the Optionee for damages relating to any delays in issuing the certificate(s) to him, any loss of the certificate(s), or any mistakes or errors in the issuance of the certificate(s) or in the certificate(s) them-selves.

     3. ADJUSTMENTS FOR MERGER OR REORGANIZATION, ETC. In the case of any merger of the Company with or into another corporation or the conveyance of all or substantially all of the assets of the Company into another corporation in which the shareholders of the Company are to receive cash, securities or other consideration for their shares, each Option shall thereafter be exercisable to purchase the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock underlying such Option might have been converted immediately prior to such merger or conveyance would have been entitled upon such merger or conveyance.

     4. NOTICES; DELIVERIES. Any notice or delivery required to be given under the terms of this Option Agreement shall be addressed to the Company in care of its Secretary at its principal office and any notice or delivery to be given to Optionee shall be addressed to him at the address given by him beneath his signature hereto or such other address as either party hereto may hereafter designate in writing to the other. Any such notice or delivery shall be deemed to have

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been duly given when addressed as aforesaid, registered or certified mail, and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

     5. DISPUTES. As a condition of the granting of the Option hereby, the Optionee and his heirs and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Board in its sole discretion and judgment, and that any such determination and any interpretation by the Board of the terms of this Option shall be final and shall be binding and conclu-sive, for all purposes, upon the Company, Optionee, his heirs and personal representatives.

     6.  MISCELLANEOUS.

     (a) All decisions of the Board upon any questions arising under this Option Agreement shall be conclusive.

     (b) Optionee agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income tax, withholding requirements or like requirements, including the payment to the Company at the time of exercise of the Option of all such taxes and requirements.

     (c) Whenever the term "Optionee" is used herein under circumstances applicable to any other person or persons to whom this Option, in accordance with the provisions hereof, may be transferred, the word "Optionee" shall be deemed to include such person or persons.

     (d) Notwithstanding any of the other provisions hereof, Optionee agrees that he will not exercise this Option and that the Company will not be obligated to issue any of the Stock pursuant to this Option Agreement, if the exercise of the Option or the issuance of such shares of Common Stock would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority or national securities exchange. Upon the acquisition of any Stock pursuant to the exercise of the Option herein granted, Optionee will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement.

     (e) This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.

     (f) The interpretation, performance and enforcement of this Option Agreement shall be governed by the laws of the State of Texas.

     IN WITNESS WHEREOF, the Company has, as of the date and place first above written, caused this Agreement to be executed on its behalf by its Chairman, President or any

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Vice President and Optionee has hereunto set his hand as of the date and place first above written, which date is the date of grant of this Option.

IWC SERVICES, INC.                        OPTIONEE


By: _________________________________     ____________________________________
    L. H. Ramming, Chairman

                                          ____________________________________
                                          Name

                                          ____________________________________
                                          Street Address

                                          ____________________________________
                                          City, State Zip

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